For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports Third Quarter Fiscal 2007 Results
GAAP Diluted EPS of $0.22, vs. $0.10 in Year Ago Quarter
Gross Profit of $36.9 Million, up 13% vs. Year Ago Quarter

FREMONT, CA – June 27, 2007 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the third quarter of fiscal 2007.

Third Quarter Fiscal 2007 Results versus Third Quarter Fiscal 2006:

•	Net Sales of $186.5 Million, down 1% from the year ago quarter

•	Gross Profit of $36.9 Million, up 13% from the year ago quarter

•	GAAP diluted EPS of $0.22, vs. $0.10 in the year ago quarter

Net sales for the third quarter of fiscal 2007 were $186.5 million, down 22% compared to $239.1 million for the second quarter of fiscal 2007, and down 1% compared to $188.5 million for the third quarter of fiscal 2006.

Gross profit for the third quarter of fiscal 2007 was $36.9 million, down 10% compared to $41.2 million for the second quarter of fiscal 2007, and up 13% compared to $32.7 million for the third quarter of fiscal 2006.

GAAP net income for the third quarter of fiscal 2007 was $14.2 million, or $0.22 per diluted share, compared to net income of $14.0 million, or $0.22 per diluted share for the second quarter of fiscal 2007, and $6.5 million, or $0.10 per diluted share for the third quarter of fiscal 2006.
Non-GAAP net income and GAAP net income for the third and second quarters of fiscal 2007 were the same, totaling $14.2 and $14.0 million, respectively, or $0.22 per diluted share in both quarters. Non-GAAP net income for the third quarter of fiscal 2006 was $10.4 million, or $0.16 per diluted share. Please refer to the “Non-GAAP Information” below for further detail.

SMART ended the third quarter of fiscal 2007 with $114.0 million in cash and cash equivalents.

“In this period of tremendous erosion of DRAM average selling prices (ASP), which declined by almost 60% during the third fiscal quarter, we are very pleased to report third quarter earnings of $0.22 per diluted share. Our ability to deliver these results in the face of such DRAM ASP degradation validates the strength of our business model,” stated Iain MacKenzie, President and CEO of SMART. “We made solid progress on the business front with traction, particularly in flash products and embedded and display solutions. We have a number of customer engagements, which gives us confidence in our ability to meet our product diversification objectives. In May we introduced a new line of industrial-grade secure digital (SD) memory cards. Indications we see today point to this industrial SD form factor replacing the more traditional Compact Flash form factor as customers increasingly require reliable, removable storage devices that can withstand adverse conditions, including extreme temperatures in demanding industrial environments such as networking, telecomm, and embedded computing. We believe the addition of this product family along with our ongoing supply of SSD samples and the advancements in our Xceed product families, greatly strengthens our technology and product roadmap, as well as the total breadth of our product portfolio.”

“In our core memory business, we continue to focus on the high-end server market segment, where our global footprint and broad product offering differentiates us from the competition,” continued Mr. MacKenzie. “In April we announced the expansion of our high performance computing lab to support fully buffered DIMM testing for our OEM customers. Additionally, to accommodate increasing demand for our products in the Brazil market, we are looking to expand our facility by more than 30% by December 2007. Regardless of memory prices, we remain well-positioned to continue executing our growth and diversification strategy and to strengthen our leadership position in the high-end memory module and subsystem markets.”

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the fourth quarter of fiscal 2007, SMART estimates net sales will be in the range of $200 to $220 million, gross profit will be in the range of $39 to $40 million, GAAP diluted net income per share to be $0.23 to $0.24. The shares used in computing diluted net income per ordinary share will be in the range of 63.9 million to 64.3 million.

Conference Call Details

SMART’s third quarter, fiscal 2007 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Wednesday, June 27, 2007. The call may be accessed US toll free by calling (888) 455-3612 or US toll by calling (773) 681-5826. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, July 12, 2007, by dialing (888) 566-0650. Callers outside the U.S. and Canada may access the replay by dialing (402) 998-0598.

Forward-Looking Statements

Statements contained in this press release, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, customer demand, changes in industry standards or release plans, and other risks detailed in the company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The company operates in a continually changing business environment and new factors emerge from time to time. The company cannot predict such factors, nor can it assess the impact, if any, from such factors on the company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including non-GAAP net income and non-GAAP diluted net income per ordinary share.  Non-GAAP financial results do not include restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months		Three Months
	Ended	Three Months	Ended	Nine Months Ended	Nine Months Ended
	May 31,	Ended	May 31,	May 31,	May 31,
	2007	February 28, 2007	2006	2007	2006
Net income	$14,183	$13,970	$6,456	$42,706	$16,585
Add:
Other income due to change in accounting treatment for interest rate swaps, net of tax	—	—	(1,879)	—	(1,879)
Notes redemption charge, net of tax	—	—	5,864	—	5,864
One-time charge to terminate advisory service fees, net of tax	—	—	—	—	7,667
Non-GAAP net income	$14,183	$13,970	$10,441	$42,706	$28,237

Shares used in computing diluted net income per ordinary share	63,894	63,790	63,444	63,725	57,927

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure and network processing applications. SMART’s Display Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the US, Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

-Tables to Follow-
SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	May 31,	May 31,	May 31,	May 31,
	2007	2006	2007	2006
	(In thousands, except per share data)
Net sales	$186,478	$188,459	$662,785	$510,453
Cost of sales*	149,545	155,711	546,778	417,359

Gross profit	36,933	32,748	116,007	93,094

Research and development*	4,107	4,173	12,597	11,553
Selling, general and administrative*	14,207	14,194	45,217	39,958
Advisory service agreements’ fees	—	—	—	10,303

Total operating expenses	18,314	18,367	57,814	61,814

Income from operations	18,619	14,381	58,193	31,280
Interest expense, net	(1,775)	(7,577)	(6,198)	(13,450)
Other income, net	696	1,999	360	2,376

Total other expense, net	(1,079)	(5,578)	(5,838)	(11,074)

Income before provision for income taxes	17,540	8,803	52,355	20,206
Provision for income taxes	3,357	2,347	9,649	3,621

Net income	$14,183	$6,456	$42,706	$16,585

Net income per ordinary share, basic	$0.24	$0.11	$0.72	$0.31

Shares used in computing basic net income per ordinary share	60,015	58,335	59,359	52,991

Net income per ordinary share, diluted	$0.22	$0.10	$0.67	$0.29

Shares used in computing diluted net income per ordinary share	63,894	63,444	63,725	57,927

____________
* Stock-based compensation by category:
Cost of sales	$142	$51	$388	$122
Research and development	322	160	865	383
Selling, general and administrative	760	291	2,137	881

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	August 31,
	2007	2006
	(In thousands)
ASSETS
Cash and cash equivalents	$114,043	$85,620
Accounts receivable, net of allowances of $2,253 and $2,592 as of May 31, 2007 and August 31, 2006, respectively	269,128	208,652
Inventories	70,440	65,902
Prepaid expenses and other current assets	10,339	17,531

Total current assets	463,950	377,705
Property and equipment, net	28,927	25,971
Goodwill	3,187	3,187
Other non-current assets	18,105	19,593

Total assets	$514,169	$426,456

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$207,758	$169,349
Accrued expenses and other current liabilities	25,368	27,325

Total current liabilities	233,126	196,674
Long-term debt	81,250	81,250
Other long-term liabilities	1,626	1,637

Total liabilities	316,002	279,561

Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	90,696	85,251
Deferred stock-based compensation	(385)	(555)
Accumulated other comprehensive income	3,223	272
Retained earnings	104,623	61,917

Total shareholders’ equity	198,167	146,895

Total liabilities and shareholders’ equity	$514,169	$426,456

END